SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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COINSTAR, INC.
(Name of Registrant as Specified In Its Charter)

N/A
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Notes:

July 8, 2002

Dear Coinstar Stockholders:

I am pleased to invite you to the Annual Meeting of Stockholders of Coinstar, Inc. The meeting will be held at 10:00 a.m. local time on August 8, 2002 at Coinstar’s offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004.

At the meeting, you will be asked to elect three directors to our board of directors, to approve the adoption of amendments to our 1997 Equity Incentive Plan and 1997 Non-Employee Directors’ Stock Option Plan, to ratify the selection of Deloitte & Touche LLP as our auditors and transact any other business properly presented at the meeting. You will also have the opportunity to hear a review of our business during the past year and ask questions.

We hope you can join us on August 8. Regardless of whether you plan to attend the meeting, please read the enclosed proxy statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Donald R. Rench
Corporate Counsel and Secretary

COINSTAR, INC.
1800 114th Avenue S.E.
Bellevue, WA 98004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 8, 2002

TO THE STOCKHOLDERS OF COINSTAR, INC.:

On Thursday, August 8, 2002, we will hold our 2002 Annual Meeting of Stockholders at our offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004. The meeting will begin at 10:00 a.m. local time. At the meeting the stockholders will be asked to:

1.	Elect three directors to hold office until the 2005 Annual Meeting of Stockholders.

2.	Approve amendments to Coinstar’s 1997 Equity Incentive Plan to, among other things, increase the number of shares available for grant from 3,580,000 shares to 4,380,000 shares.

3.	Approve an amendment to increase the number of shares available for grant under Coinstar’s 1997 Non-Employee Directors’ Stock Option Plan from 200,000 shares to 400,000 shares.

4.	Ratify the selection of Deloitte & Touche LLP as independent auditors of Coinstar for its fiscal year ending December 31, 2002.

5.	Consider other matters properly presented at the meeting and any adjournment or postponement thereof.

You are entitled to vote at the annual meeting if you were a stockholder of record at the close of business on June 14, 2002.

By Order of the Board of Directors
Donald R. Rench
Corporate Counsel and Secretary

Bellevue, Washington
July 8, 2002

All stockholders are cordially invited to attend the annual meeting in person. Regardless of whether you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a proxy card issued in your name.

COINSTAR, INC.
1800 114th Avenue S.E.
Bellevue, WA 98004

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 8, 2002

ANNUAL MEETING INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors of Coinstar, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, August 8, 2002 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, for the purposes described below and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at our offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004. We mailed this proxy statement and accompanying proxy card on or about July 8, 2002 to the stockholders who owned shares of our common stock as of June 14, 2002.

Who is entitled to vote?

Only holders of record of common stock at the close of business on June 14, 2002 may vote at the annual meeting. We had approximately 21,850,298 shares of common stock outstanding on that date.

What is a quorum?

The holders of a majority of the shares of the common stock, present in person or by proxy at the annual meeting, constitute a quorum for the transaction of business. There must be a quorum for the meeting to be held.

What am I voting on?

You are being asked to elect three directors to our board of directors, to approve amendments to Coinstar’s 1997 Equity Incentive Plan and Coinstar’s 1997 Non-Employee Directors’ Stock Option Plan and to ratify the appointment of Deloitte & Touche LLP as our auditors for the year ending December 31, 2002. We are not aware of any other matters to be presented for action at the annual meeting.

How many votes are required to elect a director?

If a quorum is present at the annual meeting, the three nominees for election as directors who receive the greatest number of votes cast by the shares present in person or by proxy represented at the annual meeting will be elected directors. In a plurality election, such as this, abstentions have no effect, since approval by a percentage of the shares present or outstanding is not required.

How many votes are required to amend Coinstar’s 1997 Equity Incentive Plan and Coinstar’s 1997 Non-Employee Directors’ Stock Option Plan?

If a quorum is present at the annual meeting, an affirmative vote of a majority of the votes cast in person or by proxy represented at the annual meeting will be required to approve the amendments and to increase shares available in Coinstar’s 1997 Equity Incentive Plan and Coinstar’s 1997 Non-Employee Directors’ Stock Option

Plan. Broker non-votes and abstentions will have the effect of a vote “against” the adoption of the amendments to the plans. There will be no broker non-votes on any of the issues to be presented to the stockholders at the annual meeting because brokers have discretion to vote on all proposals included in this proxy statement.

How many votes do I have?

Each holder of record of common stock on the record date is entitled to one vote for each share held on all matters to be voted on at the annual meeting.

How will my proxy be voted?

All shares represented by proxies will be voted in accordance with the directions set forth in the proxy. If you do not give any direction, your shares will be voted for all management proposals. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the annual meeting, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote the shares in their best judgment.

Who counts the votes?

Computershare Trust Company, Inc., the inspector of election appointed for the meeting, will count all votes. The inspector of election will separately count affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will typically have the same effect as negative votes, except with respect to votes for directors, pursuant to which abstentions have no effect.

Can brokers vote on the proposals?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to the election of directors if their clients have not furnished voting instructions within ten days prior to the meeting. Certain proposals other than the election of directors are “non-discretionary,” and brokers who have received no instructions from their clients do not have discretion to vote on those items. When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.” Broker non-votes are included in determining the presence of a quorum at the meeting, but they are not considered “shares present” for voting purposes and have no impact on the outcome of non-discretionary proposals, other than to reduce the number of favorable votes necessary to approve the proposal. Brokers have discretion to vote on all the proposals at the annual meeting so there will be no broker non-votes on any of the proposals.

Can I revoke my proxy?

Any person giving a proxy may revoke it at any time before it is voted. It may be revoked by filing with our corporate secretary at our principal executive office, 1800 114th Avenue S.E., Bellevue, Washington 98004, a written notice of revocation or a signed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and Bylaws divide the board of directors into three classes. Each class consists, as nearly as possible, of one-third the total number of directors and each class has a three-year term. Only persons elected by a majority of the remaining directors may fill vacancies on the board of directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the size of the board of directors) serves for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified.

The board of directors is presently composed of seven members. There are three directors in the class whose term of office expires in 2002. Two of the existing directors in that class, David E. Stitt and Ronald A. Weinstein will not stand for re-election. The remaining member of this class, David M. Eskenazy is standing for re-election. The other two nominees for election to this class, Robert D. Sznewajs and Deborah L. Bevier, do not currently serve as directors. If elected at the annual meeting, each of the nominees would serve until the 2005 annual meeting or until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. David W. Cole serves as a director in the 2003 class. Frances M. Conley, Keith D. Grinstein and Ronald B. Woodard serve as directors in the 2004 class.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve. If any nominee becomes unavailable to serve as a director, the persons named in the enclosed proxy can vote for or against any other nominee in accordance with their judgment.

Nominees for election to a three-year term expiring at the 2005 Annual Meeting:

Deborah L. Bevier

Deborah L. Bevier, 50, is president and chief executive officer of Laird Norton Financial Group and Laird Norton Trust Company, an independent financial adviser, and has served in this capacity since 1996. She is also chief executive officer of Wentworth, Hauser and Violich, an investment-counseling firm. Previously, from 1993 to 1996 she served as chairman and chief executive officer of KeyBank of Washington and Key Savings Bank. Ms. Bevier currently serves on the board of directors of several companies and organizations including The Ackerley Group, the Fred Hutchinson Cancer Research Center Foundation, and the Greater Seattle Chamber of Commerce.

David M. Eskenazy

David M. Eskenazy, 40, has been a director of Coinstar since August 2000. Mr. Eskenazy has been involved in Coinstar as an investor prior to our initial public offering and, at that time, served in a board observer capacity on behalf of one of our largest stockholders, Hedreen Joint Venture. Mr. Eskenazy was certified in Washington State as a CPA in February 1988 and currently is the chair of our audit committee. Although not currently actively practicing public accounting, he is the vice president of finance and investments for R.C. Hedreen Co. where he has served in various accounting and finance positions since 1987.

Robert D. Sznewajs

Robert D. Sznewajs, 55, is president, chief executive officer and a member of the board of directors of West Coast Bancorp, a bank holding company, and has served in these capacities since January 1, 2000. He joined U.S. Bancorp in April 1994 and served as its vice-chairman from 1997 to 1999. From February 1993 to March 1994 he served as president of the Credit Card Division of Bank of America.

(The board of directors recommends a vote in favor of each nominee.)

Directors continuing in office until the 2003 Annual Meeting:

David W. Cole

David W. Cole, 54, has served as our chief executive officer and director since October 2001. Prior to joining Coinstar he served as president of The Torbitt & Castleman Company, a manufacturer of specialty food products from December 1999 through February 2001. From November 1993 through December 1999, he served as president of Paragon Trade Brands, a leading manufacturer of private label disposable diapers. Paragon Trade Brands filed for Chapter 11 Bankruptcy protection on February 16, 1998.

Directors continuing in office until the 2004 Annual Meeting:

Frances M. Conley

Frances M. Conley, 59, has been a director of Coinstar since August 2001 and is founder and president of Roanoke Capital, Ltd., a financial consulting and venture capital firm. Prior to founding Roanoke Capital, Ltd. in 1982, Ms. Conley held a variety of positions at Rainier National Bank, including senior vice president and chief administrative officer of the bank’s Washington Division. She also serves as a director for REI and Cutter & Buck. In April 2002, Ms. Conley was named interim chief executive officer for Cutter & Buck, a clothing retailer.

Keith D. Grinstein

Keith D. Grinstein, 41, has been a director of Coinstar since August 2001 and has served as vice chairman of Nextel International, a telecommunications company, since August 1998. From November 1995 to August 1998, Mr. Grinstein served as president and chief executive officer of Nextel International. Mr. Grinstein’s other past experience includes work at AT&T Wireless Services (formerly McCaw Communications), where he served as president and chief executive officer of the Aviation Communications Division. Mr. Grinstein also serves on the board of directors for several public and private companies including The Ackerley Group, Car Toys, F5 Networks, Inc., and Terabeam.

Ronald B. Woodard

Ronald B. Woodard, 59, has been a director of Coinstar since August 2001 and is president and chief executive officer of Seattle-based MagnaDrive Corporation, a developer of breakthrough technology for torque transfer and speed control. Mr. Woodard co-founded MagnaDrive in April 1999 after a 32-year career with The Boeing Company where he held numerous positions including president of The Boeing Commercial Airplane Group. He currently serves on the board of directors for Atlas Air, Knowledge Anywhere, the Seattle Symphony and the University of Puget Sound.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2001 our board of directors held 14 meetings. The board of directors has an audit committee, a compensation committee and a nominating committee.

Audit Committee.    The audit committee meets with our independent auditors at least quarterly, prior to releasing our quarterly results, to review the results of the auditors’ interim or annual review before they are released to the public or filed with the SEC or other regulators. The audit committee also recommends to our board of directors the independent auditors to be nominated and reviews the comments as to the quality of our accounting principles and financial reporting and controls, adequacy of staff, and the results of procedures performed in connection with the audit process. The audit committee operates according to a written charter adopted by the board of directors. During 2001, the audit committee consisted of three non-employee directors, David E. Stitt, David M. Eskenazy and Robert O. Aders. Mr. Aders chose not to stand for re-election to the board of directors and resigned in August 2001. Mr. Stitt did not stand for re-appointment to the audit committee. As a result we had two vacancies on the audit committee. In August 2001, Keith D. Grinstein and Ronald B. Woodard joined the board of directors and were appointed to the audit committee. The audit committee met nine times in 2001. Pursuant to the rules of the Nasdaq Stock Market, an audit committee of a company listed on Nasdaq is required to consist of at least three independent directors. All of the members of the audit committee are independent within the meaning of Rule 4200(a)(14) of the listing standards for the National Association of Securities Dealers.

Compensation Committee.    The compensation committee makes recommendations to the board of directors concerning salaries and incentive compensation for our executive officers. In addition, the committee awards stock options to employees and consultants under our stock option plans, and performs other functions regarding compensation as delegated by the board of directors. During 2001, the compensation committee consisted of three non-employee directors, William D. Ruckelshaus, David E. Stitt, and Ronald A. Weinstein. Mr. Ruckelshaus chose not to stand for re-election to the board of directors and resigned in August 2001. As a result we had one vacancy on the compensation committee. In August 2001, Frances M. Conley joined the board of directors and was appointed to the compensation committee. The compensation committee met ten times in 2001.

Nominating Committee.    The nominating committee makes recommendations to the board of directors concerning candidates for directorships and has also served as our chief executive officer search committee. During 2001, the nominating committee consisted of three directors, Jens H. Molbak, Ronald A. Weinstein and Robert O. Aders. Mr. Molbak resigned from the board of directors in June 2001 and Mr. Aders resigned in August 2001. Frances M. Conley and Ronald B. Woodard joined the board of directors in August 2001 and were appointed to the nominating committee. The nominating committee met seven times in 2001. The committee will consider the names and qualifications of candidates for the board of directors submitted by stockholders in accordance with the procedures referred to on page 31 of this proxy statement.

During the fiscal year ended December 31, 2001, each director attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which he or she served.

DIRECTORS COMPENSATION

Each non-employee director receives annual compensation of $10,000 for service on the board of directors and receives $1,000 for attending board meetings in person or $500 if attendance is by telephone. Additionally, non-employee directors receive $250 for attending meetings of committees of which they are official members. Directors may elect to receive this compensation in the form of cash or Coinstar common stock.

Each non-employee director also receives stock option grants under the 1997 Non-Employee Directors’ Stock Option Plan. This plan provides for automatic initial and annual grants of options to purchase shares of our common stock to eligible non-employee directors of Coinstar. The maximum number of shares of common stock that may be issued pursuant to options granted under this plan, subject to stockholder approval, is 400,000.

During 2001, pursuant to the 1997 Non-Employee Directors’ Stock Option Plan, we granted the following options to our directors. The options were granted at the fair market value of such stock on the grant date:

Name	Options Granted	Price	Grant Date
Frances M. Conley	10,000	$23.55	8/10/01
	5,000	$20.80	10/01/01
David M. Eskenazy	5,000	$23.55	8/10/01
	5,000	$20.80	10/01/01
Keith D. Grinstein	10,000	$23.55	8/10/01
	5,000	$20.80	10/01/01
David E. Stitt	5,000	$20.80	10/01/01
Ronald A. Weinstein	5,000	$20.80	10/01/01
Ronald B. Woodard	10,000	$23.55	8/10/01
	5,000	$20.80	10/01/01

PROPOSAL 2:
AMENDMENT AND RESTATEMENT OF THE 1997 EQUITY INCENTIVE PLAN

The board of directors is asking the stockholders to approve the Coinstar, Inc. 1997 Equity Incentive Plan (the “1997 Plan”) as amended and restated by the board. Amendments to the 1997 Plan were approved by our board of directors on March 4, 2002 and June 13, 2002 but will become effective only upon receipt of approval by the stockholders.

Approval of the 1997 Plan will have the effect of (i) increasing the total number of shares available for issuance under the 1997 Plan from 3,580,000 to 4,380,000 (an 800,000 share increase); (ii) decreasing the maximum number of options that may be granted to any individual during any calendar year from 1,000,000 to 500,000; (iii) approving a 100,000 share limit on the issuance of stock awards under the 1997 Plan; (iv) approving the material terms of certain performance goals set forth in the 1997 Plan; (v) requiring stockholder approval prior to certain repricings of stock options; and (vi) prohibiting the issuance of options that, when exercised, provide for the grant of a new option to replace the original exercised option. We are seeking stockholder approval of these amendments in order to (a) provide for awards to non-management and management employees; (b) maintain the ability to grant incentive stock options, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and (c) set a lower per person limit for the issuance of options and to qualify certain awards made under the 1997 Plan as performance-based compensation for purposes of Section 162(m) of the Code. The 1997 Plan was initially adopted by the board of directors on March 28, 1997 and approved by the stockholders on June 9, 1997. The stockholders approved certain amendments to the 1997 Plan on June 16, 1999.

Section 162(m) of the Code provides, with certain exceptions, that a publicly held corporation may not take a federal income tax deduction for compensation in excess of $1 million paid to a chief executive officer and the four other most highly compensated executive officers. The $1 million limit on deductibility does not apply to compensation that meets the requirements for “qualified performance-based compensation” as that term is defined in applicable Treasury regulations. These regulations require, among other things, that the material terms of performance goals be approved by the corporation’s stockholders. The performance goals for performance stock awards that may be granted under the 1997 Plan are stated below.

If the increase in the number of shares available for issuance under the 1997 Plan is approved by the stockholders, 4,380,000 shares of our common stock will be authorized for issuance under the 1997 Plan. As of May 31, 2002, there were 210,796 shares available for the grant of new awards under the 1997 Plan (not including the proposed 800,000 share increase).

A copy of the 1997 Plan with the proposed amendments is attached to this proxy statement as Appendix A. The following description of the 1997 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

Purpose.    The purpose of the 1997 Plan is (i) to attract and retain the best available personnel; (ii) to provide additional incentives to our employees and consultants; and (iii) to promote the success of our business.

Stock Subject to the Plan.    Subject to adjustment for stock splits, a maximum of 4,380,000 shares will be available for issuance under the 1997 Plan (this amount includes the 800,000 share increase). The shares issued under the 1997 Plan will be from authorized but unissued shares of our common stock or from shares subsequently acquired as treasury shares.

Administration.    The 1997 Plan may be administered by our board of directors or any board appointed committee of two or more independent directors, who may further delegate limited authority to an executive officer (the “plan administrator”). The board has delegated the duties of plan administrator to the compensation committee who has further delegated limited authority to an executive officer who is also a board member. The plan administrator, subject to the terms of the 1997 Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the 1997 Plan. The plan administrator is also authorized to make such rules and regulations as it deems necessary to administer the 1997 Plan. The plan administrator’s decisions, determinations and interpretations are binding on all holders of awards granted under the 1997 Plan.

Awards.    The plan administrator is authorized to grant incentive stock options, non-statutory stock options and stock awards under the 1997 Plan. Awards may consist of one or more of these grant types.

Eligibility.    Awards may be granted to our employees, consultants and directors and to the employees, consultants and directors of any parent or subsidiary of us, except that only our employees and employees of our subsidiaries may receive incentive stock options. Option grants to non-employee directors are made out of our 1997 Non-Employee Directors’ Stock Option Plan. Approximately 475 employees are eligible to participate in the 1997 Plan as of May 31, 2002.

Subject to the adjustments set forth in the 1997 Plan, no person is eligible to receive options covering more than 500,000 shares of common stock in any calendar year.

Stock Option Grants.    Options granted under the 1997 Plan may be “incentive stock options” (as defined in Section 423 of the Code) or non-statutory stock options. The exercise price for each option is determined by the plan administrator but may not be less than 100% of fair market value on the date of grant (or 110% of fair market value in the case of incentive stock options granted to a more than 10% stockholder). For purposes of the 1997 Plan, “fair market value” means the closing sales price for our stock as reported by the Nasdaq National Market for a single trading day. As of May 31, 2002, the closing sales price for our common stock on the Nasdaq National Market System was $28.60 per share.

The exercise price for shares purchased under an option must be paid in a form acceptable to the plan administrator, which forms may include cash, or at the discretion of the plan administrator, by delivery of other Coinstar already-owned common stock, a broker-assisted cashless exercise, or such other consideration as the plan administrator may permit, including a promissory note that is structured as necessary to avoid charges to earnings.

Unless the plan administrator determines otherwise, the term of each option will be ten years from the date of grant. Each option will vest and become exercisable by the holder based on a vesting schedule set forth in the individual optionee’s grant notice. Options generally vest 25% one year from the date of grant and at a rate of 2.083333% each month thereafter with full vesting occurring four years from the date of grant. Unless the plan administrator determines otherwise, options vested as of the date of termination of the optionee’s employment or service relationship with Coinstar by reason of death or disability generally will be exercisable for one year after the date of termination unless the option term expires as of an earlier date. In the event of termination for a reason other than death or disability, the option will be exercisable for a period of 90 days from the date of termination. A transfer of employment or service relationship between us, our subsidiaries and any parent of Coinstar may be deemed a termination for purposes of the 1997 Plan, in the plan administrator’s discretion.

Except for adjustments to reflect stock splits and similar events, the plan administrator may not, without stockholder approval, cancel an outstanding stock option for the purpose of replacing or re-granting the option with an exercise price that is less than the exercise price of the original option, or amend an outstanding option for the purpose of reducing the exercise price. The plan administrator may not grant a stock option with any feature that allows for the automatic grant of a new option upon exercise of the original option (a “reload”), nor may the plan administrator amend or modify any outstanding option to provide such a feature.

Stock Awards.    Subject to adjustment from time to time as provided in the 1997 Plan, not more than an aggregate of 100,000 shares are available for issuance pursuant to grants of stock awards under the 1997 Plan. The plan administrator is authorized to make awards of common stock or awards denominated in units of common stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with us or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the plan administrator may determine, in its sole discretion, which terms, conditions and restrictions will be set forth in the instrument evidencing the award. The terms, conditions and restrictions that the plan administrator will have the power to determine will include, without limitation, the manner in which shares subject to stock awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the stock award will occur by reason of termination of the participant’s employment or service relationship.

Transferability.    An incentive stock option is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A non-statutory stock option may be transferred to the extent provided in the option agreement; provided that if the option agreement does not expressly permit the transfer of a non-statutory stock option, the non-statutory stock option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order and will be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the option is granted may, by delivering written notice to us, in a form satisfactory to us, designate a third party who, in the event of the death of the optionee, is thereafter entitled to exercise the option.

Adjustment of Shares.    If any change is made in the stock subject to the 1997 Plan, or subject to any award, without the receipt of consideration by us (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us), the 1997 Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the 1997 Plan and the maximum number of shares subject to award to any person during any calendar year pursuant to the 1997 Plan, and the outstanding awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding awards.

Change of Control.    The 1997 Plan currently provides that, in the event of: (1) a dissolution, liquidation or sale of substantially all of our assets; (2) a merger or consolidation in which we are not the surviving corporation; or (3) a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law (a “Company Transaction”): (i) any surviving corporation or a parent of such surviving corporation shall assume any vested or unvested awards outstanding under the 1997 Plan or will substitute similar awards for those outstanding under the 1997 Plan, or (ii) such awards will continue in full force and effect. Except as otherwise provided in the option agreement, any such awards that are assumed or replaced in a connection with a Company Transaction and do not otherwise accelerate at that time will automatically become fully vested and exercisable with respect to 50% of the unvested portion of the award (the forfeiture or repurchase provisions to which such awards may be subject shall lapse to the same extent) in the event that the participant’s employment or service relationship with the successor company should terminate (i) in connection with a Company Transaction or (ii) subsequently within one year following such Company Transaction, unless such employment or service relationship is terminated by the successor company for “cause” or by the participant voluntarily without “good reason,” as defined in the 1997 Plan. In the event any surviving corporation or its parent refuses to assume or continue such awards, or to substitute similar awards for those outstanding under the 1997 Plan, then, with respect to awards held by persons then performing services as employees, directors or consultants, the time during which such awards may be exercised will be accelerated, the vesting of such awards will be accelerated and the awards terminated if not exercised prior to such event.

In the 1997 Plan, as amended, the plan administrator retains the discretion to do one or more of the following in the event of a merger, reorganization or sale of substantially all of the assets: (i) arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the options prices and adjustments in the number and kind of securities issuable upon exercise; (ii) shorten the period during which options are exercisable; (iii) accelerate any vesting schedule to which an option is subject; or (iv) cancel vested options in exchange for cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event. The Plan Administrator may also provide for one or more of the foregoing alternatives in any particular option agreement.

Termination and Amendment.    The board of directors may at any time suspend, alter or terminate the 1997 Plan, and may amend the plan subject to stockholder approval to the extent necessary to comply with applicable laws. The 1997 Plan will terminate on March 28, 2007, unless earlier terminated by the board. No amendment, alteration, termination or suspension of the plan may impair the rights of holders of outstanding awards without the holder’s written consent.

Federal Income Tax Consequences.    The following is a summary of the material United States federal income tax consequences to us and to participants in the 1997 Plan. The summary is based on the Code and the United States Treasury regulations promulgated thereunder in effect as of the date of the proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the 1997 Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the 1997 Plan.

Incentive Stock Options.    The incentive stock options granted under the 1997 Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. Generally, the grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to us. However, the exercise of an incentive stock option will generally increase the participant’s alternative minimum tax liability, if any.

The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

Generally, if the participant disposes of the stock before the expiration of either of the statutory holding periods described above (a “disqualifying disposition”), the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognized ordinary income by reason of a disqualifying disposition, we generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs.

Generally, in the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains. Currently, the maximum long-term capital gains rate for federal income tax purposes is 20% while the maximum ordinary income rate is 38.6%. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Nonqualified Stock Options.    Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held.

Stock Awards.    Generally, upon acquisition of stock under a restricted stock or stock bonus award, the recipient will recognize ordinary income equal to the excess of the fair market value of the stock at the time of receipt over the amount, if any, paid for such stock. However, to the extent the stock is subject to certain restrictions, the recipient will not recognize ordinary income until the restrictions lapse or, if earlier, the time the stock becomes transferable. At such time, the recipient will recognize ordinary income equal to the excess of the current fair market value of the stock over the amount, if any, paid for the stock. Any further appreciation in the fair market value of the stock will be taxed upon disposition of the stock. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the recipient. However, within thirty (30) days of receipt of stock subject to restrictions as described above, the recipient may elect to recognize ordinary income in the taxable year of receipt, despite the fact that such stock is subject to restrictions. If such election is made, the recipient will recognize ordinary income equal to the excess of the fair market value of the stock at the time of receipt over the amount, if any, paid for the stock. Any further appreciation in the fair market value of the stock will be taxed upon the disposition of the stock. If the stock is later forfeited, the participant will not be allowed a deduction for any income recognized in connection with making the election. Upon disposition of the stock, the recipient will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the stock and the sum of the amount paid for the stock, if any, plus any amount recognized as ordinary income upon acquisition or vesting of the stock (including income recognized pursuant to an election as described above). Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held.

The above discussion summarizes the federal tax consequences of the 1997 Plan based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequences of participation in the 1997 Plan.

(The board of directors recommends a vote in favor of the 1997 Amended and Restated Equity Incentive Plan.)

PROPOSAL 3:
AMENDMENT OF THE 1997 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

The board of directors is asking the stockholders to approve the amendment of the 1997 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) to increase the number of shares available for grant under the Directors’ Plan from 200,000 shares to 400,000 shares. The amended Directors’ Plan was approved by our board of directors on March 4, 2002 and June 13, 2002, but will become effective only upon receipt of approval by the stockholders.

A copy of the Directors’ Plan is attached to this proxy statement as Appendix B. The following description of the Directors’ Plan is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

Purpose.    The purpose of the Directors’ Plan is to provide a means by which each of our non-employee directors may purchase our common stock. By means of the Directors’ Plan, we seek to secure and retain the services of persons capable of serving as non-employee directors and to provide incentives for such persons to exert maximum efforts for our success.

Stock Subject to the Plan.    Prior to the amendment of the Directors’ Plan, there were 200,000 shares of common stock available for issuance in the form of nonqualified stock options. The amendment to the Directors’ Plan increases that number by 200,000. As of May 31, 2002, there were 2,274 shares available for the grant of new options to non-employee directors (not including the proposed 200,000 share increase).

Administration.    Our board of directors administers the Directors’ Plan.

Eligibility.    Options may only be granted to our non-employee directors.

Non-discretionary Grants.     Each person who is elected or appointed for the first time to be a non-employee director automatically receives upon the date of his or her initial election or appointment by the board or stockholders an option to purchase 10,000 shares of our common stock (the “Initial Grant”). In addition, on the date of each annual meeting of stockholders, each non-employee director is automatically granted an option to purchase 5,000 shares of our common stock (the “Annual Grant”).

Stock Option Grants.    Options granted under the Directors’ Plan are non-statutory stock options. The exercise price for each option may not be less than 100% of fair market value on the date of grant. For purposes of the Directors’ Plan, “fair market value” means the closing sales price for our stock as reported by the Nasdaq National Market System for a single trading day. As of May 31, 2002, the closing sales price for our common stock on the Nasdaq National Market System was $28.60 per share.

The term of each option commences on the date it is granted and, unless sooner terminated, expires 10 years from the date of grant. If the optionee’s service as a non-employee director terminates for any reason, the option terminates on the earlier of the 10-year anniversary of the date of grant or the date 12 months following the date of termination of service. In any and all circumstances, an option may be exercised following termination of the optionee’s service as a director only as to that number of shares as to which it was exercisable on the date of termination of such service.

The non-employee director may elect to make payment of the exercise price with cash at the time of exercise or by delivery of shares of our common stock already owned by the non-employee director, held for the period required to avoid a charge to our reported earnings. Notwithstanding the foregoing, the option may also be exercised pursuant to a broker assisted cashless exercise.

Transferability.    The option is not transferable except by will or by the laws of descent and distribution, and is exercisable during the lifetime of the non-employee director only by him or her or by his or her guardian or legal representative, unless otherwise specified in the option, in which case the option may be transferred upon such terms and conditions as are set forth in the option, including (without limitation) pursuant to a domestic relations order. Notwithstanding the foregoing, the non-employee director may, by delivering written notice to us, in a form satisfactory to us, designate a third party who, in the event of the death of the non-employee director, will thereafter be entitled to exercise the option.

Vesting.    Options granted pursuant to the Directors’ Plan vest and become exercisable as follows:

(i)	Each Initial Grant is fully vested and exercisable at all times; and

(ii)
Each Annual Grant vests and becomes exercisable in equal monthly installments over the period from the date of grant until the anniversary of the date of grant, at which time the Annual Grant is fully vested.

Adjustments Upon Changes in Stock.    If any change is made in the stock subject to the Directors’ Plan, or subject to any option granted under the Directors’ Plan, without the receipt of consideration by us (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us), the Directors’ Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Directors’ Plan, and the outstanding options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding options.

Change of Control.    In the event of: (1) a merger or consolidation in which we are not the surviving corporation; (2) a reverse merger in which we are the surviving corporation but our shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of our shares entitled to vote are exchanged, the vesting of options outstanding under the Directors’ Plan shall accelerate such that each option may be exercised with respect to 100% of the shares, and the options will terminate if not exercised prior to such event.

Amendment of the Plan.    The board at any time, and from time to time, may amend the Directors’ Plan. Except for adjustments upon changes in stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary for the Directors’ Plan to satisfy any Nasdaq or securities exchange listing requirements. Rights and obligations under any option granted before any amendment of the Directors’ Plan will not be altered or impaired by such amendment unless (i) we request the consent of the person to whom the option was granted and (ii) such person consents in writing.

Termination or Suspension of the Plan.    The board may suspend or terminate the Directors’ Plan at any time. Unless sooner terminated, the Directors’ Plan shall terminate on the 10th anniversary of its adoption by the board or March 28, 2007. No options may be granted under the Directors’ Plan while it is suspended or after it is terminated.

Federal Income Tax Consequences.    The following is a summary of the material United States federal income tax consequences to us and to participants in the Directors’ Plan. The summary is based on the Code and the United States Treasury regulations promulgated thereunder in effect as of the date of the proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Directors’ Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the Directors’ Plan.

Nonqualified Stock Options.    Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held.

(The board of directors recommends a vote in favor of the 1997 Amended and Restated Non-Employee Directors’ Stock Option Plan.)

PROPOSAL 4:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The board of directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since our inception in 1991. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting. They will have an opportunity to make a statement, if they choose, and will be available to respond to appropriate questions.

Your ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required by our bylaws or otherwise. The board of directors nonetheless is submitting the selection of Deloitte & Touche LLP to you for ratification as a matter of good corporate practice. If you fail to ratify the selection, the audit committee and the board of directors will reconsider whether to retain them. Even if the selection is ratified, the audit committee and the board of directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Coinstar and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP.

(The board of directors recommends a vote in favor of the ratification of the selection of Deloitte & Touche LLP as our independent auditors.)

REPORT OF THE AUDIT COMMITTEE

Responsibilities.    The audit committee meets with our independent auditors at least quarterly, prior to releasing our quarterly results, to review the results of the auditors’ interim or annual review before they are released to the public or filed with the SEC or other regulators. The audit committee also recommends to our board of directors the independent auditors to be nominated and reviews the comments as to the quality of our accounting principles and financial reporting and controls, adequacy of staff, and the results of procedures performed in connection with the audit process. Management is responsible for our internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The audit committee’s responsibilities also include considering, in consultation with the independent auditors, the audit scope and plan. Each of the audit committee members satisfies the definition of independent director as established in Rule 4200(a)(14) of the listing standards for the National Association of Securities Dealers. The board of directors has adopted a written charter for the audit committee that was included in our 2000 proxy statement.

Review with Management and Independent Accountants.    The audit committee has met and held discussions with management and the independent auditors regarding our financial statements. The audit committee has reviewed and discussed with management and the independent auditors our audited consolidated financial statements as of and for the fiscal year ended December 31, 2001 and the independent report thereon. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The audit committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statement on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors the auditors’ independence.

Summary.    Based on the reviews and discussions with management and the independent auditors referred to above, the audit committee recommended to the board of directors that our consolidated audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

In connection with its review of our consolidated audited financial statements for the fiscal year ended December 31, 2001, the audit committee relied on advice and information that it received in its discussions with management and advice and information it received in the audit report and discussions with the independent auditors. This report is submitted over the names of the members of the audit committee.

The Audit Committee

David M. Eskenazy
Keith D. Grinstein
Ronald B. Woodard

AUDIT AND RELATED FEES

Audit Fees.    The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $142,000.

Financial Information Systems Design and Implementation Fees.    There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

Attestation Fees.    The aggregate fees for attestation services rendered by Deloitte for matters such as consents related to SEC filings, audits of employee benefit plans and attendance at board and audit committee meetings was $23,000.

All Other Fees.    The aggregate fees billed by Deloitte for services rendered to us, other than the services described above under “Audit Fees,” “Financial Information Systems Design and Implementation Fees,” and “Attestation Fees” for the fiscal year ended December 31, 2001 were $175,500.

The audit committee has considered, and believes that, the non-audit services provided by Deloitte, as described above are compatible with maintaining Deloitte’s independence as our principal accountants.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of our executive officers as of May 31, 2002:

Name	Age	Position
David W. Cole	54	Chief Executive Officer
Richard P. Stillman	47	Chief Operating Officer
Diane L. Renihan	36	Chief Financial Officer
Michael L. Doran	52	Senior Vice President of Software Technology
William W. Booth	46	Senior Vice President of Retail Development
John P. Reilly	37	Vice President of Coin Services
Richard C. Deck	33	Chief Accounting Officer
Randy S. Overturf	44	Vice President of Field Operations
Gretchen J. Marks	41	Vice President of Marketing
Sara L. White	52	Vice President of Human Resources
Alexander C. Camara	37	Vice President of UK Operations

David W. Cole, has served as our chief executive officer and director since October 2001. Prior to joining Coinstar he served as president of The Torbitt & Castleman Company, a manufacturer of specialty food products from December 1999 through February 2001. From November 1993 through December 1999, he served as president of Paragon Trade Brands, a leading manufacturer of private label disposable diapers. Paragon Trade Brands filed for Chapter 11 Bankruptcy protection on February 16, 1998.

Richard P. Stillman, has served as our chief operating officer since September 2000. He served as our vice president of marketing from September 1999 through August 2000. From April through August 1999, Mr. Stillman served as head of marketing at Onvia.com, a business-to-business e-services company. From August 1996 through January 1999, he co-founded and served as vice president of sales and marketing for Originet Inc., a start-up technology company providing digital multi-media interactive systems to large retailers. From February 1995 through July 1996, he served as senior vice president and group account director for Cole & Weber, an advertising communications firm.

Diane L. Renihan, has served as our chief financial officer since September 2000. She served as our chief accounting officer from February 2000 through August 2000 and as our corporate controller from December 1999 through January 2000. From May 1995 to December 1999, Ms. Renihan served in various senior financial positions at Seattle Lighting Fixture Co., a retail distributor of lighting and related specialty products, including controller, director of finance and chief financial officer. Ms. Renihan is a certified public accountant.

Michael L. Doran, has served as our senior vice president of software technology since September 2000. He served as our vice president of software technology from September 1998 through August 2000 and as our director of information systems from August 1996 through September 1998. Prior to that, Mr. Doran served as senior manager of application services for Snohomish Public Utility District where he directed automation planning and application development.

William W. Booth, has served as our senior vice president of retail development since September 2000. He served as our vice president of retail development from December 1998 through August 2000 and as our director of retail development from April 1995 through December 1998. Prior to that, Mr. Booth served as senior director of retail marketing services for Catalina Marketing Corporation, a consumer marketing company.

John P. Reilly, has served as our vice president of coin services since September 2000. He served as our director of coin services from September 1998 through August 2000 and as our manager of coin services from March 1996 through September 1998. Prior to that, Mr. Reilly served as an account executive for General Electric Capital Corporation.

Richard C. Deck, has served as our chief accounting officer since March 2001 and as our corporate controller and treasurer since December 2000. From October 1996 to September 2000, Mr. Deck served as the corporate controller of Concur Technologies, Inc., a software and service provider of expense management solutions. Prior to that, Mr. Deck was a senior financial analyst at Physio-Control International Corporation, a manufacturer and distributor of cardiac defibrillators. Mr. Deck is a certified public accountant.

Randy S. Overturf, has served as our vice president of field operations since November 2001 and as our director of field service since June 1999. Prior to that, Mr. Overturf was our national field service manager since joining Coinstar in July 1995.

Gretchen J. Marks, has served as our vice president of marketing since November 2001, as our director of marketing from November 2000 through October 2001 and as our product manager from November 1999 to October 2000. From November 1997 through October 1999, Ms. Marks attended Columbia University where she received her masters degree in organizational psychology while working on various marketing consulting projects. Prior to that, Ms. Marks worked at Nabisco, Inc. as director of customer marketing.

Sara L. White, has served as our vice president of organizational development and human resources since March 2002, our director of organizational development and training from July 2001 through February 2002 and our manager of organizational development and training from October 1998 through June 2001. Prior to that, Ms. White served as our coin operations manager since joining Coinstar in January 1997.

Alexander C. Camara, has served as our vice president of UK operations since March 2002 and our general manager of Coinstar International’s subsidiary, Coinstar Limited, in the United Kingdom since September 1999. From 1982 to 1999, Mr. Camara served in various senior retail and strategic positions at Sainsbury Supermarkets Ltd., a leading retailer based in the United Kingdom and in the United States.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned as of May 31, 2002 (except as otherwise noted) by: (i) each director; (ii) each director nominee; (iii) each of the Named Executive Officers listed in the Summary Compensation Table on page 19 who were executive officers during 2001; (iv) the executive officers, directors and nominees of Coinstar as a group; and (v) all those known by us to be beneficial owners of more than 5% of our outstanding common stock.

Beneficially Owned	Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares
Snyder Capital Management, L.P.(2)	2,532,150	11.6%
Snyder Capital Management, Inc.
350 California Street, Suite 1460
San Francisco, CA 94104

Hedreen Joint Venture(3)	1,789,846	8.2%
PO Box 9006
Seattle, WA 98109

RS Investment Management Co. LLC(4)	1,531,200	7.0%
388 Market Street, Suite 1700
San Francisco, CA 94111

RS Investment Management L.P.(5)	1,459,800	6.7%
388 Market Street, Suite 1700
San Francisco, CA 94111

David W. Cole	1,000	*

Richard P. Stillman(6)	75,743	*

Diane L. Renihan(7)	26,506	*

M. Carol Lewis(8)	155,492	*

William W. Booth(9)	84,890	*

Deborah L. Bevier (10)	—	*

Frances M. Conley(11)	69,971	*

David M. Eskenazy(12)	31,736	*

Keith D. Grinstein(13)	15,000	*

David E. Stitt(14)	41,900	*

Robert D. Sznewajs(15)	—	*

Ronald A. Weinstein(16)	288,906	1.3%

Ronald B. Woodard(17)	16,002	*

All directors, director nominees and executive officers as a group (20 persons)	980,598	4.4%

*	Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of May 31, 2002 are deemed outstanding. These option shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person (unless otherwise assumed to be outstanding). Except as indicated by footnote, and subject to marital community property laws where applicable, we believe that the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. As of May 31, 2002, we had 21,821,832 shares of common stock outstanding.

(2)
Beneficial ownership of shares as reported on Form 13G filed with the Securities and Exchange Commission on April 12, 2002 represents 2,532,150 shares over which Snyder Capital Management, L.P. and Snyder Capital Management, Inc. share dispositive power and 2,279,859 over which Snyder Capital Management, L.P. and Snyder Capital Management, Inc. share voting power.

(3)
Beneficial ownership of shares as reported on Questionnaire for 5% Stockholders signed by Hedreen Joint Venture on March 25, 2002. Represents 1,789,846 shares that Richard C. Hedreen and Hedreen Joint Venture are deemed to beneficially own pursuant to an operating agreement whereby certain venturers combined their brokerage accounts for certain dispositive purposes. Mr. Hedreen has sole voting power over 898,542 shares and Hedreen Joint Venture does not have the power to vote any of the shares.

(4)	Beneficial ownership of shares as of December 31, 2001 as reported on Form 13G filed with the Securities and Exchange Commission on February 15, 2002.

(5)	Beneficial ownership of shares as of December 31, 2001 as reported on Form 13G filed with the Securities and Exchange Commission on February 15, 2002.

(6)	Includes 75,543 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(7)	Includes 26,328 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(8)	Beneficial ownership of shares as of March 8, 2002, Ms. Lewis’ last day with Coinstar, and includes 122,354 shares issuable upon the exercise of options exercisable at that time.

(9)	Includes 76,829 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(10)	Ms. Bevier is a director nominee standing for election at our 2002 annual meeting.

(11)	Includes 15,000 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(12)	Includes 20,000 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(13)	Includes 15,000 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(14)	Includes 35,000 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(15)	Mr. Sznewajs is a director nominee standing for election at our 2002 annual meeting.

(16)
Includes 46,428 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002. Also includes 90,400 shares beneficially owned by the Weinstein Family Limited Partnership. Mr. Weinstein is a general partner of the Weinstein Family Limited Partnership.

(17)	Includes 15,000 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to report their stock holdings and transactions to the Securities and Exchange Commission.

To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, we were in compliance with all other Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2001, 2000 and 1999, compensation awarded or paid to, or earned by, our chief executive officer and the other four most highly compensated executive officers at December 31, 2001 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE(1)

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options	All Other Compensation
David W. Cole(2)	2001	$63,638	$—	200,000	$11,266
Chief Executive Officer and Director

Richard P. Stillman(3)	2001	210,000	177,450	70,000	—
Chief Operating Officer	2000	158,958	19,540	95,000	—
	1999	50,613	—	60,000	—

Diane L. Renihan(4)	2001	170,000	153,650	45,000	—
Chief Financial Officer	2000	119,253	10,730	70,000	—
	1999	1,923	10,000	10,000	—

M. Carol Lewis(5)	2001	170,000	143,650	45,000	—
Chief Administrative Officer	2000	133,500	10,220	70,000	—
	1999	115,000	—	42,000	—

William W. Booth(6)	2001	135,000	86,535	15,000	—
Senior Vice President of	2000	125,625	44,930	25,000	—
Retail Development	1999	120,833	19,801	36,000	—

(1)
As permitted by rules established by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.

(2)
Mr. Cole was hired as our chief executive officer in October 2001. Other compensation in 2001 represents $11,266 received for moving expenses pursuant to Mr. Cole’s employment agreement. Mr. Cole’s option to purchase 200,000 shares of our common stock was granted outside the Coinstar 1997 Equity Incentive Plan but is subject to the terms and conditions of the 1997 Plan.

(3)
Mr. Stillman was hired as our vice president of marketing in September 1999 and was promoted to chief operating officer in September 2000. Of Mr. Stillman’s 2001 bonus, $124,950 was paid in February 2002, but was earned in 2001 for performance during 2001 and $52,500 was paid in 2001 as a stay bonus under his employment agreement. Mr. Stillman’s 2000 bonus was paid in February 2001, but was earned in 2000 for performance during 2000.

(4)
Ms. Renihan was hired as our corporate controller in December 1999 and served as our chief accounting officer from February 2000 through September 2000. In September 2000, Ms. Renihan was promoted to chief financial officer. Of Ms. Renihan’s 2001 bonus, $101,150 was paid in February 2002, but was earned in 2001 for performance during 2001, $42,500 was paid in 2001 as a stay bonus under her employment agreement and $10,000 was awarded in 2001 as a performance bonus. Ms. Renihan’s 2000 bonus was paid in February 2001, but was earned in 2000 for performance during 2000.

(5)
Ms. Lewis has served as our vice president of corporate organization and development from September 1998 through August 2000 and was promoted to chief administrative officer and corporate secretary in September 2000. She served as our national director of philanthropic services from September 1996 to September 1998. Of Ms. Lewis’ 2001 bonus, $101,150 was paid in February 2002, but was earned in 2001 for performance during 2001 and $42,500 was paid in 2001 as a stay bonus under her employment agreement. Ms. Lewis’ 2000 bonus was paid in February 2001, but was earned in 2000 for performance during 2000. Ms. Lewis resigned from her position as chief administrative officer and corporate secretary effective March 8, 2002.

(6)
Mr. Booth’s 2001 bonus was paid in February 2002, but was earned in 2001 for performance during 2001. His 2000 bonus was paid in February 2001, but was earned in 2000 for performance during 2000. His 1999 bonus was paid in February 2000, but was earned in 1999 for performance during 1999.

Stock Option Grants and Exercises

We grant options to our executive officers under the Coinstar 2000 Equity Incentive Plan and the 1997 Equity Incentive Plan. As of December 31, 2001, options to purchase a total of 2,912,350 shares were outstanding under the plans and options to purchase an aggregate of 248,909 shares remained available for grant under the plans.

The following tables show, for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted in Fiscal 2001(2)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%($)	10%($)
David W. Cole	200,000	24.6%	$21.24	10/08/11	$2,671,544	$6,770,218
Richard P. Stillman	70,000	8.6%	$23.30	12/13/11	1,025,727	2,599,394
Diane L. Renihan	45,000	5.5%	$23.30	12/13/11	659,396	1,671,039
M. Carol Lewis(4)	45,000	5.5%	$23.30	12/13/11	659,396	1,671,039
William W. Booth	15,000	1.8%	$23.30	12/13/11	219,799	557,013

(1)
The per share exercise price is the fair market value of Coinstar common stock on the date of grant, and the term of the options is ten years, subject to earlier termination in the event of termination of employment. Options generally vest over four years with 25% vesting after the first year and an additional 2.08333% of the shares vesting upon completion of each full month thereafter. The options may be accelerated in the event of specified types of corporate reorganizations. The exercise price may be paid either in cash or at the discretion of the plan administrator by delivery of other Coinstar common stock owned for six months, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the plan administrator.

(2)	Based on an aggregate of 811,749 shares subject to options granted to our employees in the fiscal year ended December 31, 2001, including the Named Executive Officers.

(3)
The potential realizable value calculated based on the term of the option at the time of grant (10 years). Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent a prediction of our stock price performance. Actual gains, if any, are dependent on the actual future performance of our common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(4)
Ms. Lewis resigned from her position as chief administrative officer and corporate secretary effective March 8, 2002. In connection with her employment agreement, her options became fully vested and exercisable for a period of 90 days following her termination of employment.

Aggregated Option Exercises in Last Fiscal Year and Year-end Option Values

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(2)
			Exerciseable	Unexerciseable	Exerciseable	Unexercisable
David W. Cole	—	$—	—	200,000	$—	$752,000
Richard P. Stillman	—	—	60,938	164,062	641,848	1,201,792
Diane L. Renihan	5,464	64,263	20,161	99,375	250,988	754,715
M. Carol Lewis(3)	22,169	357,784	50,848	113,917	699,106	974,519
William W. Booth	4,700	116,560	65,975	49,625	1,105,480	470,404

(1)	Based on the difference between the fair market value on the date of exercise and the exercise price.

(2)	Based on the difference between the fair market value on December 31, 2001 ($25.00 per share) and the exercise price.

(3)
Ms. Lewis resigned from her position as chief administrative officer and corporate secretary effective March 8, 2002. In connection with her employment agreement, her options became fully vested and exercisable for a period of 90 days following her termination of employment.

Equity Compensation Plan Information

The following table provides information as of December 31, 2001 about the number of shares of Coinstar’s common stock that may be issued upon the exercise of outstanding stock options under our currently existing equity compensation plans and the number of shares remaining available for future issuance. Our stockholder approved equity compensation plans consist of our 1997 Equity Incentive Plan, our 1997 Non-Employee Directors’ Stock Option Plan, and our Employee Stock Purchase Plan, as amended. Our non-stockholder approved equity compensation plans consist of our 2000 Equity Incentive Plan and an individual arrangement made outside our 1997 Equity Incentive Plan, but subject to the terms of such plan, with our chief executive officer in connection with his employment.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,016,541		$12.60	465,336	(1)
Equity compensation plans not approved by security holders	895,809	(2)	$20.37	70,736

Total	2,912,350		$14.98	536,072

(1)	Of these shares, there were 287,163 shares issuable in connection with our Employee Stock Purchase Plan as of December 31, 2001.

(2)	This number includes the non-plan grant to our chief executive officer pursuant to his grant agreement described below to purchase 200,000 shares of common stock.

Description of Non-stockholder Approved Equity Arrangements

2000 Equity Incentive Plan.    On December 14, 2000, our board of directors approved our 2000 Equity Incentive Plan (the “2000 Plan”).

Purpose.    The purpose of the 2000 Plan is (i) to attract and retain the best available personnel; (ii) to provide additional incentives to our employees and consultants; and (iii) to promote the success of our business.

Stock Subject to the Plan.    Subject to adjustment for stock splits, a maximum of 770,000 shares are available for issuance under the 2000 Plan. The shares issued under the 2000 Plan are from authorized but unissued shares of our common stock or from shares subsequently acquired as treasury shares. As of May 31, 2002, there are 45,246 shares available for grant under the 2000 Plan.

Administration.    The 2000 Plan may be administered by our board of directors or any board appointed committee (the “plan administrator”). The board has delegated the duties of plan administrator to the compensation committee who has further delegated limited authority to an executive officer who is also a board member. The plan administrator, subject to the terms of the 2000 Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the 2000 Plan. The plan administrator is also authorized to make such rules and regulations as it deems necessary to administer the 2000 Plan. The plan administrator’s decisions, determinations and interpretations are binding on all holders of awards granted under the 2000 Plan.

Awards.    The plan administrator is authorized to grant non-statutory stock options and stock awards under the 2000 Plan. Awards may consist of one or more of these grant types.

Eligibility.    Awards may be granted to our employees, consultants and directors and to the employees, consultants and directors of any parent or subsidiary of us. Option grants to non-employee directors are made out of our 1997 Non-Employee Directors’ Stock Option Plan.

Stock Option Grants.    Options granted under the 2000 Plan may only be non-statutory stock options. The exercise price for each option is determined by the plan administrator but may not be granted at less than 85% of fair market value. For purposes of the 2000 Plan, “fair market value” means the closing sales price for our stock as reported by the Nasdaq National Market for a single trading day. As of May 31, 2002, the closing sales price for our common stock on the Nasdaq National Market System was $28.60 per share.

The exercise price for shares purchased under an option must be paid in a form acceptable to the plan administrator, which forms may include cash or check, or at the discretion of the plan administrator, by delivery of other Coinstar already-owned common stock, a broker-assisted cashless exercise, or such other consideration as the plan administrator may permit, including a promissory note that is structured as necessary to avoid charges to earnings.

Unless the plan administrator determines otherwise, the term of each option will be ten years from the date of grant. Each option will vest and become exercisable by the holder based on a vesting schedule set forth in the individual optionee’s grant notice. Options generally vest 25% one year from the date of grant and at a rate of 2.08333% each month thereafter with full vesting occurring four years from the date of grant. Unless the plan administrator determines otherwise, options vested as of the date of termination of the optionee’s employment or service relationship with Coinstar by reason of death or disability generally will be exercisable for one year after the date of termination unless the option term expires as of an earlier date. In the event of termination for a reason other than death or disability, the option will be exercisable for a period of 90 days from the date of termination. A transfer of employment or service relationship between us, our subsidiaries and any parent of Coinstar may not be deemed a termination for purposes of the 2000 Plan in the plan administrators discretion.

Subject to adjustment from time to time as provided in the 2000 Plan, not more than an aggregate of 100,000 shares are available for issuance pursuant to grants of stock awards under the 2000 Plan. The plan administrator is authorized to make awards of common stock or awards denominated in units of common stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with us or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the plan administrator may determine, in its sole discretion, which terms, conditions and restrictions will be set forth in the instrument evidencing the award. The terms, conditions and restrictions that the plan administrator will have the power to determine will include, without limitation, the manner in which shares subject to stock awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the stock award will occur by reason of termination of the participant’s employment or service relationship.

Transferability.    A non-statutory stock option may be transferred to the extent provided in the option agreement; provided that if the option agreement does not expressly permit the transfer of a non-statutory stock option, the non-statutory stock option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order and will be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the option is granted may, by delivering written notice to us, in a form satisfactory to us, designate a third party who, in the event of the death of the optionee, is thereafter entitled to exercise the option.

Adjustment of Shares.    If any change is made in the stock subject to the 2000 Plan, or subject to any award, without the receipt of consideration by us (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us), the 2000 Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the 2000 Plan and the maximum number of shares subject to award to any person during any calendar year pursuant to the 2000 Plan, and the outstanding stock will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding awards.

Change of Control.    The 2000 Plan currently provides that in the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of our company; (2) a merger or consolidation in which we are not the surviving corporation; or (3) a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law (a “Company Transaction”): (i) any surviving corporation or a parent of such surviving corporation shall assume any vested or unvested awards outstanding under the 2000 Plan or will substitute similar awards for those outstanding under the 2000 Plan, or (ii) such awards will continue in full force and effect. Except as otherwise provided in the option agreement, any such awards that are assumed or replaced in a connection with a Company Transaction and do not otherwise accelerate at that time will automatically become fully vested and exercisable with respect to 50% of the unvested portion of the stock award (the forfeiture or repurchase provisions to which such awards may be subject shall lapse to the same extent) in the event that the participant’s employment or service relationship with the successor company should terminate (i) in connection with a Company Transaction or (ii) subsequently within one year following such Company Transaction, unless such employment or service relationship is terminated by the successor company for “cause” or by the participant voluntarily without “good reason,” as defined in the 2000 Plan. In the event any surviving corporation or its parent refuses to assume or continue such awards, or to substitute similar awards for those outstanding under the 2000 Plan, then, with respect to awards held by persons then performing services as employees, directors or consultants, the time during which such awards may be exercised will be accelerated, the vesting of such awards will be accelerated and the awards terminated if not exercised prior to such event.

The 2000 Plan was amended by the board of directors in June 2002 to allow the plan administrator, in its sole discretion, to do one or more of the following in the event of a merger, reorganization or sale of substantially all of the assets of the Company: (i) arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the options prices and adjustments in the number and kind of securities issuable upon exercise; (ii) shorten the period during which options are exercisable; (iii) accelerate any vesting schedule to which an option is subject; or (iv) cancel vested options in exchange for cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event. The plan administrator may also provide for one or more of the foregoing alternatives in any particular option agreement.

Termination and Amendment.    The board of directors may at any time suspend, alter or terminate the 2000 Plan, and may amend the plan subject to stockholder approval to the extent necessary to comply with applicable laws. The 2000 Plan will terminate on March 28, 2007, unless earlier terminated by the board. No amendment, alteration, termination or suspension of the plan may impair the rights of holders of outstanding awards without the holder’s written consent.

Federal Income Tax Consequences.    The following is a summary of the material United States federal income tax consequences to us and to participants in the 2000 Plan. The summary is based on the Code and the United States Treasury regulations promulgated thereunder in effect as of the date of the proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the 2000 Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the 2000 Plan.

Nonqualified Stock Options.    Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending upon how long the stock was held.

Non-plan Grant.    In October 2001, in connection with his joining Coinstar as our chief executive officer, we entered into an employment agreement with David W. Cole that provided, among other things, for the issuance of an option to purchase 200,000 shares of our common stock. The option is evidenced by a stock option agreement that was not approved by the stockholders. The option agreement provides for the grant of a nonqualified stock option to purchase 200,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant which was $21.24. The option vests 25% on the anniversary of the date of grant, with additional vesting occurring 2.0833% per month thereafter until fully vested four years from the date of grant. The option was granted outside the 1997 Equity Incentive Plan, but is otherwise subject to the terms of that plan.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreements.    In October 2001, we entered into an employment and change of control agreement with our chief executive officer, David W. Cole. Under this agreement, we agreed to pay Mr. Cole a specified annual base salary and an annual cash bonus if he meets certain performance targets applicable to the bonus. In addition, we agreed to issue him options to purchase 200,000 shares of our common stock. The agreement also provides for benefits to Mr. Cole if he terminates for “good reason” or is terminated in connection with a change of control or without “cause” before December 31, 2003. These benefits include:

•
If terminated by us in connection with a change of control or by Mr. Cole for “good reason”, Mr. Cole is eligible to receive separation pay equal to his annual base salary and accrued obligations equal to:

•	his annual base salary through the date of termination,

•
the product of (i) his annual bonus with respect to the fiscal year in which the date of termination occurs and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365; and

•	any compensation previously deferred.

•
If terminated by us without cause, Mr. Cole will be entitled to receive (i) termination payments equal to 12 months annual base salary, and (ii) any unpaid annual base salary that has accrued for services already performed as of the date of termination.

Such payments described above will be made in equal monthly installments, at regular payroll intervals.

In June 2001, we entered into employment agreements with Richard P. Stillman, M. Carol Lewis and Diane L. Renihan. Under the agreements, we agreed to pay Mr. Stillman, Ms. Lewis and Ms. Renihan a specified annual base salary. The agreements provide that such executives are eligible to receive an annual cash bonus if they meet performance targets applicable to such bonus. In addition, all received a one-time stay bonus equal to three months’ base salary because such executives were employed by us on the date we hired our chief executive officer.

The agreements also provide such executives with certain benefits if they terminate their employment for “good reason” or are terminated by us without “cause” prior to December 31, 2002. These benefits include:

•
If terminated without cause or for good reason after the date on which we hire a new chief executive officer, Mr. Stillman, Ms. Lewis and Ms. Renihan are entitled to receive termination payments equal to (i) nine months’ annual base salary in the event of such termination prior to April 1, 2002, or (ii) six months’ annual base salary for any such termination prior to December 31, 2002; provided, however, that our obligations to provide such benefits, will be offset by the amount of salary or pay they receive from other employment obtained during any salary continuation period following such termination;

•
Continuation of health insurance benefits, including current dependent coverage, for the period of time following the date of termination equal to the amount of termination payments such executives are entitled to receive; and

•	Acceleration of 100% of their unvested stock options.

The agreements prohibit Mr. Stillman, Ms. Lewis and Ms. Renihan from engaging in certain competitive activities for (i) nine months, if their employment terminates prior to April 1, 2002, or (ii) six months, if their employment terminates on or after April 1, 2002.

In May 2001, we entered into an employment agreement with William W. Booth. Under the agreement, we agreed to pay Mr. Booth a specified annual base salary. In addition, the agreement provides that Mr. Booth is eligible to receive an annual cash bonus, if he meets performance targets applicable to such bonuses.

The agreement also provides for his employment term to expire on December 31, 2002 and provides for certain benefits if Mr. Booth terminates his employment for “good reason” or is terminated by us without “cause” prior to such date. These benefits include:

•	If terminated without cause, termination payments equal to six months’ annual base salary;

•
If terminated for good reason, termination payments equal to the lesser of six months’ annual base salary and the annual base salary he would have received if his employment had continued until December 31, 2002; and

•	Continuation of health insurance benefits, including current dependent coverage, for 12 months following the date of termination.

Our obligation to provide such benefits, however, will be offset by the amount of salary or pay Mr. Booth receives from other employment obtained during any salary continuation period following such termination.

The agreement also requires Mr. Booth to refrain from divulging confidential information during the shorter of (a) one year following termination of employment without cause or for good reason or (b) the period of the severance payment.

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Our compensation committee consists of Frances M. Conley, David E. Stitt and Ronald A. Weinstein. No member of our compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee of the board of directors is composed of three outside directors who are not our employees and are free of any relationship that would interfere with their exercise of independent judgment. The committee is responsible for setting and administering the policies that govern executive compensation and employee stock option grants and provides the following report to stockholders describing compensation policies applicable to our executive officers for the fiscal year ending December 31, 2001. Executive officers who are also directors did not participate in decisions regarding their own compensation.

Philosophy

Our executive compensation program is designed to attract, retain and motivate the talent we need to achieve our aggressive business goals and to increase stockholder value. A significant portion of executive compensation is linked to key measures of corporate performance as defined annually in our business plan. Additionally, through the long-term incentive program, executives earn a significant portion of their compensation through option grants that increase in value as our stock increases in value. The goal of this compensation plan is to align executive pay with increased value for stockholders.

We take a “total compensation” approach, evaluating the competitiveness of each executive compensation package based on all components of compensation: base salary, bonus pay (short-term incentive program), stock options (long-term incentive program), and benefits. In 2001, we retained an independent consultant to assist in the review of our pay practices, including executive pay. As in previous years, the consultant made recommendations for market-driven adjustments to base pay.

The following is a discussion of each of the elements of our executive compensation program including a description of the decisions and actions taken by the committee to determine compensation in 2001 for the chief executive officer and the other Named Executive Officers listed in the Summary Compensation Table on page 19.

2001 Executive Compensation Program

Compensation paid to our executive officers in 2001 consisted of the following elements:

Base Salary.    Base salaries for executives are determined by evaluating (1) the responsibilities of the position; (2) the strategic value of the position to Coinstar; (3) the experience and skills of the individual filling the position; and (4) market data for comparable positions in other companies with a similar revenue base. The base salaries for our executive officers are generally at the median when compared with similar positions in the market place. This is consistent with our philosophy to weigh compensation more heavily towards incentive pay programs that link executive rewards with stockholder value.

Bonus Pay (Short-Term Incentive Program).    The executive bonus plan is tied to specific business objectives developed annually in our business plan and approved by the board of directors. The target bonus for our executive officers is determined as a percentage of base salary. In 2001, executive officers earned 170% of the target bonus for their position with the exception of our chief executive officer, David W. Cole and our senior vice president of retail development, William W. Booth. Mr. Booth received 128% of the target bonus and Mr. Cole was not eligible to receive a bonus for 2001. Bonus payments for 2001 were paid in February 2002.

Stock Options (Long-Term Incentive Program).    We believe that a significant percentage of compensation to executive officers should be delivered in the form of stock options. Stock options utilized for this purpose align management interests with stockholders by allowing them to share in the long-term increase in value of our company. We believe these stock options play a key role in attracting, motivating, and retaining the services of our executive employees.

Incentive stock options and non-statutory stock options are awarded to both executive and non-executive employees on an annual basis by this committee or the board of directors. The 1997 Equity Incentive Plan provides for the grant of up to 3,580,000 shares of common stock (not including the proposed increase of 800,000 shares), of which there were, as of December 31, 2001, 1,549,702 shares issued upon exercise of options, 1,852,125 options to purchase shares outstanding, and 178,173 shares available for future grant. On December 14, 2000, our board of directors approved the 2000 Equity Incentive Plan for employees and on a limited basis, for our executive officers. The 2000 Equity Incentive Plan provides for the grant of non-statutory stock options and is intended primarily to expand the available options for grant to non-officer employees. The 2000 Equity Incentive Plan provides for the grant of up to 770,000 shares of common stock, of which there were, as of December 31, 2001, 3,455 shares issued upon exercise of options, 695,809 options to purchase shares outstanding, and 70,736 shares available for future grant. Stock options are granted with exercise prices equal to the prevailing fair market value of our common stock on the date of the grant, have 10 year terms, and typically vest over a four-year period.

We do not employ a set of mechanical criteria in awarding stock options. Rather we evaluate a series of factors including (1) the anticipated contribution by the individual; (2) the stock options required from a competitive point of view to retain the services of a valued executive officer; and (3) market data for comparable positions in other companies with a similar revenue base.

Chief Executive Officer Compensation

David W. Cole joined Coinstar as our chief executive officer in October 2001. Based on research conducted by an outside consulting firm, this committee set Mr. Cole’s base salary at $275,000, which falls below the median range of chief executive officer salaries for companies with a similar revenue base. Consistent with our compensation philosophy, Mr. Cole’s base salary is supplemented with an equity compensation component, which is higher than equity compensation for chief executive officers for companies with a similar revenue base. Upon joining Coinstar, Mr. Cole was granted a non-statutory stock option to purchase 200,000 shares of our common stock. This grant was made outside the 1997 Equity Incentive Plan, but is subject to the terms of that plan. Mr. Cole was not eligible to receive a bonus for 2001 performance.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to a Named Executive Officer who is employed on the last day of the fiscal year. “Performance-based compensation” is excluded from this $1 million limitation. This committee’s policy is to provide annual incentive awards that are fully deductible by Coinstar for income tax purposes.

Conclusion

Through the programs described above, a significant portion of our compensation program and the chief executive officer’s compensation for 2002 is contingent on our performance, and the realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

The Compensation Committee

Frances M. Conley
David E. Stitt
Ronald A. Weinstein

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the total stockholder return of an investment of $100 in cash on July 3, 1997 (the date on which our common stock was first traded on the Nasdaq National Market) for (i) our common stock; (ii) the Nasdaq Stock Market Index; and (iii) the Russell 2000 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31, 2001.

COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN(1)
AMONG COINSTAR, INC., THE NASDAQ STOCK MARKET INDEX
AND THE RUSSELL 2000 INDEX

	7/3/97	12/97	12/98	12/99	12/00	12/01
Coinstar, Inc	100	87	102	133	145	238
Nasdaq Stock Market	100	108	152	282	170	135
Russell 2000	100	111	108	131	127	131

(1)	$100 invested on July 3, 1997 in stock or index including reinvestment of dividends. Fiscal year ending December 31. Historical returns are not necessarily indicative of future performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May and June 2001, we entered into employment agreements with Richard P. Stillman, Diane L. Renihan, M. Carol Lewis and William W. Booth. In October 2001, we entered into an employment agreement with David W. Cole. Please see Item 11—Employment Contracts, Termination of Employment and Change-in-Control Arrangements on page 24 for a summary of such agreements.

There were no other material related party transactions during the year.

OTHER MATTERS

Will any other matters be presented at the annual meeting?

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

How are proxies solicited and what are the costs involved?

We will bear the cost of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the form of proxy and any additional information furnished to stockholders. We will furnish copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Coinstar. No additional compensation will be paid to directors, officers or other regular employees for such services.

STOCKHOLDER INFORMATION

How does a stockholder present a matter to be considered at an annual meeting?

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, stockholder proposals that are intended for inclusion in our proxy statement for our 2003 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary and received by us not later than March 10, 2003. A stockholder must have continuously held at least $2,000 in market value, or 1%, of our outstanding stock for at least one year by the date of submitting the proposal, and the stockholder must continue to own such stock through the date of the meeting.

Stockholders are also advised to review our bylaws that contain additional requirements with respect to advance notice of stockholder proposals and director nominations. These advance notice provisions apply regardless of whether a stockholder seeks to include such proposals in our proxy statement. Any stockholder who intends to nominate candidates for election as directors or present a proposal at the meeting pursuant to our bylaws, without inclusion of such proposal in our proxy materials, is required to provide advance notice of such proposal to us. Our bylaws provide that any business to be transacted at the annual meeting of stockholders must be properly brought before the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting. A copy of the pertinent bylaw provisions is available on request to Corporate Secretary, Coinstar, Inc., 1800 114th Avenue S.E., Bellevue, WA 98004.

For such proposals that are not timely filed, we retain discretion to vote proxies we receive provided that (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

May I see a list of stockholders?

In accordance with Delaware law, a list of stockholders of record entitled to vote at the annual meeting will be available at our offices, which is the location of the annual meeting on August 8, 2002. For ten days before the meeting, the list will be available between the hours of 9 a.m. and 4 p.m. local time. A stockholder may examine the list for any legally valid purpose related to the annual meeting.

By Order of the Board of Directors

Donald R. Rench
Corporate Counsel and Secretary

July 8, 2002

A copy of the Company’s Annual Report on Form 10-K to the Securities and Exchange Commission for the fiscal year ended December 31, 2001 is available without charge upon written request to: Investor Relations, Coinstar, Inc., 1800 114th Avenue S.E., Bellevue, Washington 98004.

APPENDIX A

COINSTAR, INC.

1997 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

1.    Purposes

(a)    The purpose of the Plan is to provide a means by which selected Employees and Directors and Consultants may be given an opportunity to benefit from increases in value of the common stock of the Company (“Common Stock”) through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, and (iii) Stock Awards.

(b)    The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c)    The Company intends that the Awards issued under the Plan shall, in the discretion of the Board or any committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) Stock Awards granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.    Definitions

(a)    “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b)    “Award” means any Option or Stock Award.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Company” means Coinstar, Inc., a Delaware corporation.

(f)    “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(g)    “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as an Employee, Director or Consultant is not interrupted or terminated. The Plan Administrator, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Plan Administrator, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(h)    “Director” means a member of the Board.

(i)    “Employee” means any person employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)    “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

(1)    If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

(2)    In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(l)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(m)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(n)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o)    “Option” means the right to purchase Common Stock granted pursuant to the Plan.

(p)    “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(q)    “Participant” means the person to whom an Award is granted.

(r)    “Plan” means this Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan, as amended.

(s)    “Plan Administrator” has the meaning set forth in subsection 3(c) of the Plan.

(t)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(u)    “Stock Award” means an Award of shares of Common Stock or units denominated in Common Stock granted under Section 7, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

(v)    “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.    Administration

(a)    The Board shall administer the Plan unless and until the Board delegates administration to a committee or subcommittee, as provided in subsection 3(c).

(b)    The Board, or the Plan Administrator, as defined below, shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; whether an Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Award or a combination of the foregoing; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award and the number of shares with respect to which an Award shall be granted to each such person.

(2)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in any Stock Award or Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(3)    To amend the Plan or an Award as provided in Section 12.

(4)    Generally, to exercise such powers and to perform such acts as the Board or the Plan Administrator deems necessary or expedient to promote the best interests of the Company, which are not in conflict with the provisions of the Plan.

(c)    The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more independent members of the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Plan Administrator may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. Furthermore, to the extent not inconsistent with applicable law, the Plan Administrator may authorize one or more executive officers of the Company, to grant Awards to certain eligible individuals in such amounts and at an exercise price as specifically prescribed by the Plan Administrator.

4.    Shares Subject to the Plan

(a)    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be available for issuance pursuant to Awards shall not exceed in the aggregate Four Million Three Hundred Eighty Thousand (4,380,000) shares of Common Stock. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of restricted stock awarded pursuant to Section 7), the stock not acquired under such Award shall revert to and again become available for issuance under the Plan.

(b)    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c)    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, not more than an aggregate of One Hundred Thousand (100,000) shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

5.    Eligibility

(a)    Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

(b)    No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)    Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than Five Hundred Thousand (500,000) shares of the Common Stock in any calendar year, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

6.    Option Provisions

Each Option shall be in such form and shall contain such terms and conditions as the Plan Administrator shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)    Term.    No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    Price.    The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c)    Consideration.    The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or with a check at the time the Option is exercised, or (ii) at the discretion of the Plan Administrator (A) by tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Employee, Director or Consultant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of shares being purchased under the Option, (B) so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with this exercise, all in accordance with the regulations of the Federal Reserve Board, or (C) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator in its sole discretion, may authorize, either at the date the Option is granted or any time before the acquisition of Common Stock pursuant to the Option, (i) the payment by a Participant of the purchase price of the Common Stock with a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party. Such notes or loans must be at such terms as are necessary to avoid charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of security for repayment.

(d)    Transferability.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(e)    Vesting.    The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f)    Termination of Employment or Relationship as an Employee Director or Consultant.    In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Participant’s death or disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

A Participant’s Option Agreement may also provide that if the exercise of the Option following the termination of the Participant’s Continuous Status as an Employee, Director or Consultant (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

(g)    Disability of Participant.    In the event the Participant’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Participant’s disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h)    Death of Participant.    In the event of the death of a Participant during, or within a period specified in the Option after the termination of, the Participant’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Participant was entitled to exercise the Option at the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i)    Repricing of Options.    Except for adjustments made pursuant to Section 11, the exercise price of outstanding Options may not be adjusted without stockholder approval.

7.    Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the Stock Award Agreement.

The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

(a)    Issuance of Shares.    Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

(b)    Waiver of Restrictions.    Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

(c)    Transferability.    No rights under a Stock Award Agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order so long as stock awarded under such agreement remains subject to the terms of the agreement.

8.    Covenants of the Company

(a)    During the terms of the Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Awards.

(b)    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”) either the Plan, any Award or any stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

9.    Use of Proceeds from Stock

Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company.

10.    Miscellaneous

(a)    The Plan Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest pursuant to subsection 6(e) or 7(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)    Neither an Employee, Director nor a Consultant nor any person to whom an Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for exercise of the Award pursuant to its terms.

(c)    Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as an Employee, Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant’s agreement with the Company or Affiliate or service as a Director pursuant to the Company’s By-laws.

(d)    To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)    The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(f)    The Company may require the holder of an Award to pay to the Company the amount of any taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of an Award. The Company shall have the right to withhold from any Award or any shares of stock issuable pursuant to an Award an amount equal to such taxes. To the extent provided by the terms of a Stock Award or Option Agreement, the person to whom an Award is granted may satisfy any federal, state or local tax withholding obligation relating to the grant, exercise, payment or settlement of an Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award (up to the employer’s minimum tax withholding rate); or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company having a value equal to the tax withholding obligations (up to the employer’s minimum required tax withholding rate to the extent the Participant has held the surrendered shares for less than six months).

11.    Adjustments upon Changes in Stock

(a)    If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and 4(c) and the maximum number of shares subject to Award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”.)

(b)    In the event of a merger, reorganization or sale of substantially all of the assets of the Company, the Plan Administrator, may, in its sole discretion, do one or more of the following: (i) arrange to have the surviving or successor entity or any parent entity thereof assume the options or grant replacement options with appropriate adjustments in the options prices and adjustments in the number and kind of securities issuable upon exercise; (ii) shorten the period during which options are exercisable; (iii) accelerate any vesting schedule to which an option is subject; or (iv) cancel vested options in exchange for cash payment upon such terms and conditions as determined by the Board of Directors at the time of the event. The Plan Administrator may also provide for one or more of the foregoing alternatives in any particular option agreement.

12.    Amendment of the Plan and Stock Awards

(a)    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)    The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)    Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

(e)    The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

13.    Termination or Suspension of the Plan

(a)    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.

14.    Effective Date of Plan

The Plan shall become effective on the date adopted by the Board, but no Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

APPENDIX B

COINSTAR, INC.

1997 AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

1.    Purpose

(a)    The purpose of the 1997 Amended and Restated Non-Employee Directors’ Stock Option Plan (the “Plan”), is to provide a means by which each director of Coinstar, Inc., a Delaware corporation (the “Company”) who is not otherwise an employee of the Company or of any Affiliate of the Company (each such person being hereafter referred to as a “Non-Employee Director”) will be given an opportunity to purchase stock of the Company.

(b)    The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

(c)    The Company, by means of the Plan, seeks to secure and retain the services of persons capable of serving as Non-Employee Directors of the Company, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.    Administration

The Plan shall be administered by the Board of Directors of the Company (the “Board”).

3.    Shares Subject to the Plan

(a)    Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate Four Hundred Thousand (400,000) shares of the Company’s common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

(b)    The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.    Eligibility

Options shall be granted only to Non-Employee Directors of the Company.

5.    Non-Discretionary Grants

(a)    Each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company, be granted an option to purchase ten thousand (10,000) shares of common stock of the Company on the terms and conditions set forth herein (each, an “Initial Grant”).

(b)    On each annual meeting of stockholders, each person who is then a Non-Employee Director automatically shall be granted an option to purchase five thousand (5,000) shares of common stock of the Company on the terms and conditions set forth herein (each, an “Annual Grant”).

6.    Option Provisions

Each option shall contain the following terms and conditions:

(a)    The term of each option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date (“Expiration Date”) ten (10) years from the date of grant. If the optionee’s service as a Non-Employee Director or as an employee of or consultant to the Company or any Affiliate of the Company terminates for any reason or for no reason, the option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of termination of service. In any and all circumstances, an option may be exercised following termination of the optionee’s service as a Director of the Company only as to that number of shares as to which it was exercisable on the date of termination of such service under the provisions of subparagraph 6(e).

(b)    The exercise price of each option shall be one hundred percent (100%) of the fair market value of the stock subject to such option on the date such option is granted.

(c)    The optionee may elect to make payment of the exercise price under one of the following alternatives:

(i)    Payment of the exercise price per share in cash at the time of exercise; or

(ii)    Provided that at the time of the exercise the Company’s common stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of common stock of the Company already owned by the optionee, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which common stock shall be valued at fair market value on the date preceding the date of exercise; or

(iii)    Payment by a combination of the methods of payment specified in subparagraph 6(c)(i) and 6(c)(ii) above.

Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of shares of the Company’s common stock.

(d)    An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative, unless otherwise specified in the option, in which case the option may be transferred upon such terms and conditions as are set forth in the option, as the Board shall determine in its discretion, including (without limitation) pursuant to a “domestic relations order.” Notwithstanding the foregoing, the person to whom an option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

(e)    Options granted pursuant to the Plan shall vest and become exercisable as follows:

(i)    Each Initial Grant shall be fully vested and exercisable at all times; and

(ii)    Each Annual Grant shall vest and become exercisable in equal monthly installments over the period from the date of grant until the anniversary of the date of grant, at which time the Annual Grant shall be fully vested.

(f)    The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (i) to give written assurances satisfactory to the

Company as to the optionee’s knowledge and experience in financial and business matters; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then-currently-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then-applicable securities laws.

(g)    Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

7.    Covenants of the Company

(a)    During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

(b)    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan, or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

8.    Use of Proceeds from Stock

Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

9.    Miscellaneous

(a)    Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

(b)    Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Company or any Affiliate or shall impair any right of the Company, its Board or stockholders or any Affiliate to terminate the service of any Non-Employee Director pursuant to applicable law and the bylaws of the Company.

(c)    No Non-Employee Director, individually or as a member of a group, and no beneficiary or other person claiming under or through such Non-Employee Director, shall have any right, title or interest in or to any option reserved for the purposes of the Plan except as to such shares of common stock, if any, as shall have been reserved for such Non-Employee Director pursuant to any previous option grant.

(d)    In connection with each option made pursuant to the Plan, it shall be a condition precedent to the Company’s obligation to issue or transfer shares to a Non-Employee Director, or to evidence the removal of any restrictions on transfer, that such Non-Employee Director make arrangements satisfactory to the Company to insure that the amount of any federal or other withholding tax required to be withheld with respect to such sale or transfer, or such removal, is made available to the Company for timely payment of such tax.

10.    Adjustments Upon Changes in Stock

(a)    If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, and the outstanding options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company”).

(b)    In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the vesting of options outstanding under the Plan shall accelerate such that each option may be exercised with respect to 100% of the shares, and the options shall terminate if not exercised prior to such event.

11.    Amendment of the Plan

(a)    The Board at any time, and from time to time, may amend the Plan. Except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy any Nasdaq or securities exchange listing requirements.

(b)    Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment unless (i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

12.    Termination or Suspension of the Plan

(a)    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the tenth (10th) anniversary of its adoption by the Board. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

(c)    The Plan shall terminate upon the occurrence of any of the events described in Section 10(b) above.

13.    Effective Date of Plan; Conditions of Exercise

(a)    The Plan shall become effective upon adoption by the Board of Directors, subject to the condition that the Plan is approved by the stockholders of the Company.

(b) No option granted under the Plan shall be exercised or exercisable unless and until the condition of subparagraph 13(a) above has been met.

COINSTAR, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 8, 2002

The undersigned hereby appoints David W. Cole and Diane L. Renihan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Coinstar, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Coinstar, Inc. to be held at Coinstar’s offices located at 1800 114th Avenue S.E., Bellevue, Washington 98004 on Thursday, August 8, 2002 at 10:00 a.m. local time and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters on the reverse side and in accordance with the instructions on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date, and return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

(Continued and to be signed on other side)

C/O COMPUTERSHARE TRUST CO 350 INDIANA ST. SUITE 800 GOLDEN, CO 80401	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Coinstar, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	COINST	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COINSTAR, INC.

MANAGEMENT RECOMMENDS A VOTE FOR THE
NOMINEES FOR DIRECTOR LISTED BELOW.

Vote On Directors

		For All	Withhold All	For All Except
PROPOSAL 1:	To elect three directors to the Board of Directors to hold office until the 2005 Annual Meeting of Stockholders. Nominees: 01) Deborah L. Bevier, 02) David M. Eskenazy, and 03) Robert D. Sznewajs	☐	☐	☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposals

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

		For	Against	Abstain
PROPOSAL 2:	To approve amendments to Coinstar’s 1997 Equity Incentive Plan to, among other things, increase the number of shares available for grant from 3,580,000 shares to 4,380,000 shares.	☐	☐	☐
PROPOSAL 3:	To approve an amendment to increase the number of shares available for grant under Coinstar’s 1997 Non-Employee Directors’ Stock Option Plan from 200,000 shares to 400,000 shares.	☐	☐	☐
PROPOSAL 4:	To ratify the selection of Deloitte & Touche LLP as independent auditors of Coinstar for its fiscal year ending December 31, 2002.	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date